UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495

Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2021, Cary J. Claiborne joined the board of directors (the “Board”) of Adial Pharmaceuticals, Inc. (the “Company”) to serve as a Class I member of the Board. The appointment expands the size of the Board to seven members. Mr. Claiborne’s term will expire at the Company’s 2022 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, whichever is later, or until his re-election or earlier resignation or removal.

There are no family relationships between Mr. Claiborne and any of the Company’s directors or executive officers, nor does Mr. Claiborne have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described below, there were no arrangements or understandings by which Mr. Claiborne was named as a member of the Board.

In connection with his appointment, Mr. Claiborne was awarded an option to purchase 60,000 shares of the Company’s common stock at an exercise price of $3.15 per share, vesting pro rata on a monthly basis over a thirty-six month period, and exercisable for a period of ten years from the date of grant. In accordance with the Company’s policy as currently in effect, Mr. Claiborne will receive a cash retainer for his service on the Board and for service on each committee of which he is a member.

Mr. Claiborne previously served as CFO and board member of Indivior PLC, a publicly traded specialty pharmaceutical company developing medicines to treat addiction and serious mental illnesses, from November 2014 until February 2018, when he left Indivior and focused his efforts on Prosperity Capital Management, LLC, a Private Investment and Advisory firm, which he founded in 2001 and where he is currently the CEO. Among his accomplishments, Mr. Claiborne led Indivior’s spin off from its then parent company, Reckitt Benckiser to become an independent, publicly listed company. While at Indivior, he established and oversaw corporate reporting, internal audit, tax, treasury, external audit and information technology.

Prior to joining Indivior, Mr. Claiborne served as the CFO of Sucampo Pharmaceuticals, Inc., a global biopharmaceutical company, which was later sold to Mallinckrodt. Before joining Sucampo, Mr. Claiborne served as CFO and Corporate Secretary of Osiris Therapeutics, Inc. and oversaw corporate finance during the company’s initial public offering. Other previous positions include executive officer or finance roles in a number of companies including, without limitation New Generation Biofuels, Inc. (Nasdaq: NGBF), where he served as CFO and then CEO, Constellation Energy, The Home Depot, MCI, and GE Capital, and GE, where he worked for 15 years. Cary was also a member of the board of directors of MedicAlert Foundation from 2013-2016, where he served as the Chairman of their Audit & Finance Committees.

Mr. Claiborne graduated from Rutgers University with a B.A. in Business Administration and from Villanova University with an M.B.A. and was a National Association of Corporate Directors (NACD) Governance Fellow.

Item 8.01. Other Events.

On November 3, 2021, the Company issued a press release announcing the appointment of Mr. Claiborne as a Class I member of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description

99.1	Press Release issued by Adial Pharmaceuticals, Inc., dated November 3, 2021
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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